Exhibit 10.1

RESTRICTED STOCK AGREEMENT (EMPLOYEE)
Pursuant to the JLG Industries, Inc.
Long Term Incentive Plan

     THIS AGREEMENT made as of this ___day of ___, 20___, by and between JLG Industries, Inc., a Pennsylvania corporation (the “Company”) and ___(“Grantee”).

     WITNESSETH, that:

     WHEREAS, the Company has duly adopted the JLG Industries, Inc. Long Term Incentive Plan, a copy of which as presently in effect is on file with the Company (the “Plan”); and

     WHEREAS, the Committee, pursuant to authority vested in it by the Board of Directors and by the Plan, has approved the granting to the Grantee of an award of Restricted Shares (the “Award”), upon the terms and subject to the conditions hereinafter set forth, and the Company desires by this instrument to grant said Award and to specify the terms and conditions thereof.

     NOW, THEREFORE, it is hereby covenanted and agreed by and between the Company and the Grantee as follows (capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan):

     Section 1. Grant of Award. Pursuant to the Plan, the Company hereby awards to the Grantee ___Shares of the Company’s capital stock (the “Award Shares”). The Award Shares shall be Restricted Shares subject to all the terms and conditions in the Plan and hereinafter set forth.

     Section 2. Transfer Restrictions. None of the Award Shares shall be sold, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of, voluntarily or involuntarily, by the Grantee other than pursuant to the terms of this Agreement.

     Section 3. Release of Restrictions.

[use the following sections (a) through (e) for price-based vesting with 5-year cliff vesting]

          (a) The restrictions set forth in Section 2 above with respect to Award Shares, to the extent not previously forfeited to the Company, shall lapse (i) with respect to 50% thereof, upon the first day immediately following the first period (A) that begins more than six months from the date of this Agreement and (B) of 20 consecutive Trading Days (defined below) for which the average closing price of the Company’s Shares on the New York Stock Exchange for such 20 consecutive Trading Days equals or exceeds [___] Dollars ([$___]) [Insert amount equal to 75% increase over share price on date of grant] and (ii) with respect to the remaining 50% thereof, upon the first day immediately following the first period (A) that begins more than six months from the date of this Agreement and (B) of 20 consecutive Trading Days for which the average closing price of the Company’s Shares on the New York Stock Exchange for such 20 consecutive Trading Days equals or exceeds [___] Dollars ([$___]) [Insert amount equal to 100% increase over share price on date of grant]. (Such Share prices of as set forth herein are defined as the “Accelerated Vesting Prices”.)

          (b) The restrictions set forth in Section 2 above, to the extent they have not lapsed in accordance with subsection (a) of this Section 3 and to the extent not related to Shares which previously have been forfeited to the Company, shall lapse on the fifth anniversary of the date of this Agreement, provided that the Grantee has remained in continuous employment with the Company throughout such period.

          (c) The restrictions set forth in Section 2 above with respect to the Award Shares, to the extent they have not lapsed in accordance with subsections (a) and (b) of this Section 3 and to the extent not related to Shares which previously have been forfeited to the Company, shall lapse on the first to occur of (each a “Vesting Event”): (i) the date of the Grantee’s death or Disability, provided that the Grantee has remained in continuous employment with the Company between the date of this Agreement and such date, (ii) the date on which the Company obtains actual knowledge that a Change in Control has occurred, or (iii) an action by the Committee, in its sole discretion, terminating such restrictions.

          (d) Notwithstanding any other provision of this Section 3, if the Grantee is an “officer” of the Company (as such term is defined in Rule 16a-1(f) promulgated by the U.S. Securities and Exchange Commission) as of or within six months prior to any Vesting Event, and such Vesting Event shall occur prior to the expiration of six months after the date of this Agreement, lapse of the restrictions set forth in Section 2 shall be postponed until expiration of such six-month period.

          (e) “Trading Days” shall mean days on which Shares are traded on the New York Stock Exchange.

[use the following sections (a) through (c) for 5-year cliff vesting]

          (a) The restrictions set forth in Section 2 above, with respect to Award Shares not previously forfeited to the Company, shall lapse on the fifth anniversary date of the date of this Agreement, provided that the Grantee has remained in continuous employment with the Company throughout such period.

          (b) The restrictions set forth in Section 2 above with respect to the Award Shares, to the extent they have not lapsed in accordance with subsection (a) of this Section 3 and to the extent not related to Shares which previously have been forfeited to the Company, shall lapse on the first to occur of (each a “Vesting Event”): (i) the date of the Grantee’s death or Disability, provided that the Grantee has remained in continuous employment with the Company between the date of this Agreement and such date, (ii) the date on which the Company obtains actual knowledge that a Change in Control has occurred, or (iii) an action by the Committee, in its sole discretion, terminating such restrictions.

          (c) Notwithstanding any other provision of this Section 3, if the Grantee is an “officer” of the Company (as such term is defined in Rule 16a-1(f) promulgated by the U.S. Securities and Exchange Commission) as of or within six months prior to any Vesting Event, and such Vesting Event shall occur prior to the expiration of six months after the date of this Agreement, lapse of the restrictions set forth in Section 2 shall be postponed until expiration of such six-month period.

[use the following sections (a) through (c) for ratable three year annual vesting]

          (a) The restrictions set forth in Section 2 above shall lapse on the [___] anniversary date of the Date of Award with respect to one-third of the Award Shares (rounded to the nearest whole number of Award Shares), on the [___] anniversary date of the Date of Award with respect to one-third of the Award Shares (rounded to the nearest whole number of Award Shares) and on the [___] anniversary of the Date of Award with respect to the remaining Award Shares.

          (b) The restrictions set forth in Section 2 above with respect to the Award Shares, to the extent they have not lapsed in accordance with subsection (a) of this Section 3 and to the extent not related to Shares which previously have been forfeited to the Company, shall lapse on the first to occur of (each a “Vesting Event”): (i) the date of the Grantee’s death or Disability, provided that the Grantee has remained in continuous employment with the Company between the date of this Agreement and such date, (ii) the date on which the Company obtains actual knowledge that a Change in Control has occurred, or (iii) an action by the Committee, in its sole discretion, terminating such restrictions.

          (c) Notwithstanding any other provision of this Section 3, if the Grantee is an “officer” of the Company (as such term is defined in Rule 16a-1(f) promulgated by the U.S. Securities and Exchange Commission) as of or within six months prior to any Vesting Event, and such Vesting Event shall occur prior to the expiration of six months after the date of this Agreement, lapse of the restrictions set forth in Section 2 shall be postponed until expiration of such six-month period.

     [use the following sections (a) through (c) (and (d) and (e), if applicable) for performance-based restricted shares]

          (a) The restrictions set forth in Section 2 above shall lapse on the date that the Committee certifies in writing, in accordance with the Plan, that the pre-established performance target(s) stated in subparagraph (b) have been met with respect to the performance period stated in subparagraph (c). If the Committee determines that the performance target(s) stated in subparagraph (b) have not been achieved, or have not been fully achieved, then any Award Shares for which the restrictions do not lapse shall be deemed immediately forfeited as of the end of the performance period stated in subparagraph (c).

          (b) The performance target(s) for this Award shall be:

[Set forth target and criteria. If target will provide for partial lapse because of partial achievement of targets, set forth here. Plan’s allowed performance criteria: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xi) increase in market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models; (xvi) comparisons with various stock market indices; (xvii) comparisons with performance metrics of peer companies; or (xviii) reductions in costs.]

          (c) The performance period for this Award shall be the period commencing on ___, 20___and ending on ___, 20___.

[if providing for additional vesting on death, disability, and change in control, add the following sections (d) and (e)]

          (d) The restrictions set forth in Section 2 above with respect to the Award Shares, to the extent they have not lapsed in accordance with subsection (a) and (b) of this Section 3 and to the extent not related to Shares which previously have been forfeited to the Company, shall lapse on the first to occur of (each a “Vesting Event”): (i) the date of the Grantee’s death or Disability, provided that the Grantee has remained in continuous employment with the Company between the date of this Agreement and such date, or (ii) the date on which the Company obtains actual knowledge that a Change in Control has occurred.

          (e) Notwithstanding any other provision of this Section 3, if the Grantee is an “officer” of the Company (as such term is defined in Rule 16a-1(f) promulgated by the U.S. Securities and Exchange Commission) as of or within six months prior to any Vesting Event, and such Vesting Event shall occur prior to the expiration of six months after the date of this Agreement, lapse of the restrictions set forth in Section 2 shall be postponed until expiration of such six-month period.

[add the following subparagraph if providing for vesting upon retirement in addition to death and disability]

          (_) In addition to the Vesting Events listed above, the restrictions set forth in Section 2 above with respect to the Award Shares, to the extent they have not lapsed in accordance with the preceding subparagraphs of this Section 3 and to the extent not related to Shares which previously have been forfeited to the Company, shall lapse on the date of the Grantee’s retirement provided that the Grantee has remained in continuous employment with the Company between the date of this Agreement and such date[; but only if such retirement does not occur before [e.g., specific date, first anniversary of the date of this agreement, attainment of age __] (and the date of such lapse shall also be considered a “Vesting Event”). For this purpose, the Grantee shall be deemed to have retired if the Grantee terminates employment with the Company after becoming eligible for normal or early retirement under the JLG Industries, Inc. Employees’ Retirement Savings Plan.

     Section 4. Forfeiture. The Award Shares shall be forfeited to the Company upon the termination of Grantee’s employment with the Company and its Subsidiaries for any reason prior to the date the restrictions lapse as provided in Section 3 above.

Section 5. Tender Offer/Merger.

     (a) Notwithstanding anything contained herein to the contrary, Award Shares (i) may be tendered in response to a tender offer for or a request or invitation to tenders of greater than 50% of the Company’s outstanding Shares or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; provided, in each case, that the securities or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth herein.

     (b) In the event of any change in the outstanding Shares resulting from a subdivision or consolidation of Shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Award Shares shall be treated in the same manner in such transaction as other outstanding Shares, except as may be otherwise provided by the Board of Directors. Any Shares or other securities received by the Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein. Also in such event, the Committee shall adjust the Accelerated Vesting Prices in such manner as the Committee deems equitable in its absolute discretion to preserve the purpose and intent of Section 3(a) hereof, [use if price-based vesting provisions apply].

Section 6. Restrictive Legend; Escrow of Share Certificates.

     (a) Award Shares shall be evidenced by one or more Share certificates registered in the name of the Grantee which shall bear the following restrictive legend, in addition to such other legends (if any) as the Company may deem necessary of desirable under any applicable law:

“Restricted Shares”

The shares represented by this certificate are subject to the restrictions and other conditions contained in the JLG Industries, Inc. Long Term Incentive Plan and the Restricted Stock Agreement dated _________, between JLG Industries, Inc. and the person named on this certificate, including but not limited to restrictions on the sale, encumbrance or transfer of the shares represented by this certificate.

          (b) The Grantee shall execute and deliver to the Secretary of the Company (the “Escrow Holder”) a stock power designating the Company as the transferee of an unspecified number of Shares, which stock power may be completed by the Escrow Holder as specified herein. The Grantee and the Company each waive any requirement that the signature of the Grantee on the stock power be guaranteed. Upon receipt of a copy of this Agreement and the stock power, each signed by the Grantee, the Escrow Holder shall promptly notify the proper officers of the Company who shall cause one or more share certificates evidencing the Award Shares to be deposited with the Escrow Holder, to be held in accordance with the terms of this Agreement.

          (c) The share certificates and associated stock powers delivered to the Escrow Holder pursuant to subparagraph (b) of this Section 6 shall be held in escrow until (i) receipt by the Escrow Holder of a certificate of the Company certifying that restrictions set forth in Section 2 of this Agreement with respect to some or all of the Award Shares have lapsed, or (ii) receipt by the Escrow Holder of a certificate of the Company certifying that some or all of the Award Shares have been forfeited to the Company pursuant to Section 4. Upon receipt by the Escrow Holder of one of the foregoing certificates, the Escrow Holder shall deliver to the Grantee or the Company, as appropriate, share certificates representing all of the Award Shares to which the Grantee or the Company, as applicable, is entitled due to lapse of restrictions under Section 3 of this Agreement or forfeiture under Section 4 of the Agreement. Subject to Section 7 of this Agreement, share certificates delivered to the Grantee shall be free of restrictive legends.

          (d) The Escrow Holder is hereby authorized by the Grantee to utilize the stock power delivered by the Grantee to transfer all forfeited Award Shares to the Company or to transfer to the Company or its designee Award Shares used to satisfy the Grantee’s obligation under Section 8 of this Agreement. The Grantee and the Company agree that the Escrow Holder shall not be liable to any party to this Agreement for any actions or omissions relating to the escrow created hereby unless the Escrow Holder is grossly negligent or engages in willful misconduct with respect thereto.

     Section 7. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue Award Shares or deliver certificates evidencing the Award Shares shall be subject to the Company’s determination that such issuance or delivery will be in compliance with all applicable laws, rules and regulations and the Company shall have obtained all necessary approvals required by any governmental agencies, the New York Stock Exchange or other national securities exchanges to effect the registration or listing of the Award Shares.

Section 8. Withholding Taxes.

          (a) The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise (including dividends on Award Shares or delivery of Award Shares upon lapse of restrictions hereunder), an amount sufficient to satisfy all federal, state and local withholding tax requirements.

          (b) In the event that the Grantee shall elect to recognize income with respect to Award Shares in accordance with Section 83(b) of the Code, the Grantee (i) shall furnish the Company with a completed and signed copy of such election within ten days of its filing; and (ii) shall pay to the Company the taxes which the Company is required to withhold as a result of such election, in the amount and on such terms and conditions as the Committee may determine.

     Section 9. Captions. The description of headings of the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Section 10. Rights as Shareholder. Except as limited by Section 2 hereof, the Grantee shall be entitled to all of the rights of a shareholder with respect to the Award Shares including the right to vote such Shares, to receive dividends in cash or stock and other distributions payable with respect to such Shares since the date hereof, and the right to receive shares in any recapitalization of the Company. If the Grantee receives any additional shares by reason of being a holder of the shares issued or transferred under this Agreement, all the additional shares shall be Restricted Shares and subject to the provisions of this Agreement and all certificates evidencing ownership of the additional shares shall bear the legend described in Section 6.

     Section 11. Effect of Certain Transactions. The effects on the terms of any Share evidenced hereby and on the rights and obligations of the Grantee and Company hereunder of a merger, consolidation, reorganization, recapitalization or otherwise, or any dividend on the Shares, payable in Shares, or stock split or combination of Shares, shall be determined in the manner provided in Sections 22 and 23 of the Plan.

     Section 12. No Effect on Employment. Nothing contained in this Agreement shall confer upon the Grantee any right to remain an employee of the Company. Nothing contained in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Grantee’s employment at any time.

     Section 13. Notices. Any notice to be given hereunder by the Grantee shall be either hand delivered to the office of the General Counsel of the Company, sent by facsimile transmission to the attention of the General Counsel of the Company at (240) 313-1807, or sent by mail or overnight delivery service addressed to the Company for the attention of the General Counsel of the Company, and any notice by the Company to the Grantee shall be hand delivered to the Grantee or sent by mail or overnight delivery service addressed to the Grantee at the address shown on the signature page hereof. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

     Section 14. Plan Controls. The Award Shares evidenced hereby have been awarded pursuant to the Plan, and the Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Award Shares evidenced hereby are subject to all other terms and provisions of the Plan, which are hereby incorporated into this Agreement by reference. Subject to certain limitations set forth in Section 24 of the Plan, the Board of Directors may at any time terminate, suspend, or modify the Plan, which such actions shall be binding upon the Grantee. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall be determinative. This Award and the Plan are intended to, and shall comply with the requirements of, and shall be operated, administered, and interpreted in accordance with, a good faith interpretation of Code Section 409A and Section 885 of the American Jobs Creation Act of 2004 (the “AJCA”) to the extent applicable. If any provision of this Award is inconsistent with the restrictions imposed by Code Section 409A or the AJCA, that provision shall be deemed to be amended to the extent necessary to bring it into compliance with Code Section 409A and the AJCA.

     Section 15. Governing Law. This Agreement shall be governed by the laws of Pennsylvania without regard to conflicts of laws, except to the extent that such laws may be superseded by any federal law.

     Section 16. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

[Signatures Follow]

     IN WITNESS WHEREOF, JLG Industries, Inc. has caused this Agreement to be executed in its corporate name and the Grantee has executed the same in evidence of the Grantee’s acceptance hereof upon the terms and conditions herein set forth, as of the day and year first above written.

JLG INDUSTRIES, INC.
By:

Authorized Officer

GRANTEE:
Grantee
Address of Grantee:

(tel):
(fax):